UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 2, 2026

HighPeak Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39464	84-3533602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

421 W. 3rd St., Suite 1000 Fort Worth, Texas 76102
(address of principal executive offices) (zip code)

(817) 850-9200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	HPK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2026 Annual Meeting of Stockholders of HighPeak Energy, Inc. (the “Company”) was held on June 2, 2026 (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company (i) elected three Class C director nominees to the Board of Directors to serve for a term of three years expiring at the Company’s annual meeting of stockholders to be held in 2029 and until his or her successor is elected and qualified or until the earlier of death, resignation of removal, (ii) approved the compensation of our Named Executive Officers, (iii) approved the one-year frequency of future say-on-pay votes and (ii) ratified the appointment of Weaver and Tidwell, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The voting results for each proposal were as follows:

1.	To elect the three Class C director nominees to the Board of Directors:

	Votes For	Votes Withheld	Broker Non-Votes
Jason A. Edgeworth	83,836,912	4,074,772	11,238,238
Larry C. Oldham	87,753,294	158,390	11,238,238
Daniel Silver	87,081,310	830,374	11,238,238

2.	To approve the compensation paid to the Company’s Named Executive Officers (say-on-pay):

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
82,986,947	4,884,646	40,091	11,238,238

3.	To approve the frequency of say-on-pay votes:

One Year	Two Years	Three Years	Votes Abstained	Broker Non-Votes
87,519,758	78,545	241,253	72,128	11,238,238

4.         To ratify the appointment of Weaver and Tidwell, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026:

Votes For	Votes Against	Votes Abstained
98,460,077	645,190	44,655

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHPEAK ENERGY, INC.

Date: June 2, 2026
	By:	/s/ Steven W. Tholen
	Name:	Steven W. Tholen
	Title:	Chief Financial Officer

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